Construction Mate Washington, DC 20549 ________________________________________ FORM 11-K Full title of the Plan) VULCAN MATERIALS COMPANY (Name of issuer of the securities held pursuant to the Plan)

Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147449 on Form S-8 of our report dated June 21, 2022 relating to the financial statements of the CMG Hourly 401(k) Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Birmingham, Alabama

June 21, 2022

Exhibit 23(a)